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

                             PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges


                                                                                   Three Months Ended
                                                                                       March 31,
                                                                      ---------------------------------------
                                                                             1998                     1997
                                                                      ---------------       -----------------
                                                                         (Amounts in thousands, except ratios)

      Net income                                                      $     4,330             $       682
      Add:  minority interest                                               2,814                   1,813
      Less:  minority interest that do not have fixed                           -                  (1,813)
                                                                      ---------------       -----------------
      charges
                                                                            7,144                     682

        Add:  Interest expense                                                247                       -
                                                                      ---------------       -----------------
      Earnings available to cover fixed charges                       $     7,391             $       682
                                                                      ===============       =================

      Fixed charges (interest expense)                                $       247             $         -
                                                                      ===============       =================

      Ratio of earnings to fixed charges                                    29.92                      NA
                                                                      ===============       =================



                                                                 Year Ended December 31,
                                    -----------------------------------------------------------------------------
                                          1997             1996            1995             1994           1993
                                    -------------   --------------   -------------   --------------   -----------
                                                         (Amounts in thousands, except ratios)

Net income before taxes             $     3,836      $       519     $     1,192      $     1,245     $     1,517
Minority interest                         8,566                -               -                -               -
                                    -------------   --------------   -------------   --------------   -----------
                                         12,402              519           1,192            1,245           1,517

   Interest expense                           1                -               -                -               -
                                    -------------   --------------   -------------   --------------   -----------
Earnings available to cover
   fixed charges                    $    12,403      $       519     $     1,192      $     1,245     $     1,517
                                    =============   ==============   =============   ==============   ===========

Fixed charges - interest expense    $         1      $         -     $         -      $         -     $         -
                                    =============   ==============   =============   ==============   ===========

Ratio of earnings to fixed
   charges                               12,403               NA              NA               NA              NA
                                    =============   ==============   =============   ==============   ===========

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